Exhibit 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM





We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form F-3 and related Prospectus of Mer Telemanagement Solutions Ltd. for the registration of 1,349,500 of its Ordinary Shares and to the incorporation by reference therein of our report dated February 7, 2005, with respect to the consolidated financial statements of Mer Telemanagement Solutions Ltd. included in its Annual Report on Form 20-F for the year ended December 31, 2004, filed with the Securities and Exchange Commission.



                                            /s/ Kost, Forer, Gabbay & Kasierer
                                                KOST, FORER, GABBAY & KASIERER
Tel-Aviv Israel                                 A member of Ernst & Young Global
September 8, 2005